UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Coeptis Therapeutics Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

These materials are important and require your immediate attention. They require the stockholders of Coeptis Therapeutics Holdings, Inc. to make important decisions. If you are in doubt as to how to make such decisions, please contact your financial, legal or other professional advisor. If you have any questions, you may contact Valter Pinto at Ben Mullins of Coeptis Therapeutics Holdings, Inc. at the following address and telephone number: 105 Bradford Road, Suite 420, Wexford, Pennsylvania 15090, and 724-934-6467.

SUPPLEMENT DATED JANUARY 29, 2026 TO
PROXY STATEMENT DATED JANUARY 5, 2026

This document is a supplement dated January 29, 2026 (the “Supplement”) to the proxy statement/prospectus dated January 5, 2026 and first mailed to stockholders of Coeptis Therapeutics Holdings, Inc. (the “Company” or “Coeptis”) on or about January 7, 2026 (the “Proxy Statement”) in connection with an annual and special meeting (as the same may be adjourned or postponed, the “Special Meeting”) of common stockholders of the Company to be held on January 30, 2026.

INTRODUCTION AND EXPLANATORY NOTE

The sole purpose of this Supplement is to supplement the Proxy Statement with corrective information concerning the Merger. Accordingly, this Supplement corrects the disclosure set forth on page 194 of the Prospectus under the heading “Principal Stockholders of Proposed Combined Company,” including the table set forth thereon and the accompanying footnotes, to correct inadvertent typographical errors related to the table set forth on such page, as set forth below. Except as described in this Supplement, the information provided in the Proxy Statement relating to the Merger and the other proposals set forth therein continues to apply, and the information provided in the Proxy Statement is not amended, supplemented, or otherwise modified. This Supplement and the documents referred to in this Supplement should be read in conjunction with the Proxy Statement, the annexes and exhibits to the Proxy Statement, and the documents referred to in the Proxy Statement, each of which should be read in its entirety. To the extent that information in this Supplement differs from, updates, or conflicts with information contained in the Proxy Statement, the information in this Supplement supersedes the information in the Proxy Statement.

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

CORRECTION TO THE PROXY STATEMENT

Principal Stockholders of Proposed Combined Company

For purposes of the table below, Purchaser and the Company have assumed that the merger consideration to be issued by Purchaser at the Closing of the Merger will represent approximately 79% of the closing date issued and outstanding shareholdings of the combined company, calculated based on the number of shares of the Company’s common stock outstanding on the date of this Supplement, which is 5,762,221. The actual number of shares of Coeptis’ Common Stock to be issued in the Merger may be more or less than that reflected in the table below, as shall be determined upon the Closing.

Based on such assumptions, the following table sets forth certain information regarding our Common Stock beneficially owned immediately following the Merger Transaction for (i) each stockholder who will become the beneficial owner of more than 5% of our outstanding Common Stock (ii) all named executive officers; (iii) all directors; and (iv) all directors and executive officers as a group.

Unless otherwise indicated and subject to applicable community property and similar laws, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name of Beneficial Ownership	Number of shares beneficially owned post-transaction	Percentage of shares beneficially owned post-transaction
BSG Series CM (1)(2)	22,459,490	73.37%
David Halabu (3)	832,275	2.72%
Michelle Burke (4)	0	0.00%
Adam Sohn (5)	0	0.00%
Bryan Fuerst (6)	0	0.00%
Kenneth Cooper (7)	0	0.00%
Brian Cogley (8)	22,500	*
Executive Officers and Directors as a Group	854,775	2.79%

*	Less than 1.0%.
(1)	BSG Series CM LLC – 211 N Main St. Greenville, SC 29601
(2)	With respect to BSG Series CM, the natural persons with voting and/or dispositive power are Steven Baldassarra and Joseph Baldassarra. Following the Closing, BSG Series CM LLC will distribute the shares of Common Stock issued to it as Merger Consideration to its members on a pro rata basis (the “BSG Dividend”). Following the BSG Dividend, no member of BSG Series CM LLC will beneficially own more than 5% of the Company’s outstanding Common Stock.
(3)	David Halabu – c/o Z Squared Inc., 1712 Pioneer Ave. Suite 500 Cheyenne, WY 82001. Mr. Halabu is the beneficial owner of SMSC Capital Holdings LLC, which will hold these shares of Common Stock immediately following the Merger Transaction.
(4)	Michelle Burke – c/o Z Squared Inc., 1712 Pioneer Ave. Suite 500 Cheyenne, WY 82001
(5)	Adam Sohn – c/o Z Squared Inc., 1712 Pioneer Ave. Suite 500 Cheyenne, WY 82001
(6)	Bryan Fuerst – c/o Z Squared Inc., 1712 Pioneer Ave. Suite 500 Cheyenne, WY 82001
(7)	Kenneth Cooper – c/o Z Squared Inc., 1712 Pioneer Ave. Suite 500 Cheyenne, WY 82001
(8)	Brian Cogley, c/o Coeptis Therapeutics, Inc., 105 Bradford Rd. Suite 420, Wexford, PA 15090

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